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                                                                    EXHIBIT 10.1


                               AMENDMENT NO. 1 TO

                       RELIASTAR 1993 STOCK INCENTIVE PLAN

Pursuant to action of the Personnel and Compensation Policy Committee of the Board of Directors of ReliaStar Financial Corp. effective November 12, 1998,
Section 6.5 Nonqualified Stock Options (a) Option Period of the ReliaStar 1993 Stock Incentive Plan, as amended and restated effective February 11, 1998, is amended in its entirety to read as follows:

          Sec. 6.5 Nonqualified Stock Options. Nonqualified Stock are Stock Options that are not intended to qualify under Code Section 422. Nonqualified Stock Options shall be subject to the following:

          (a) Option Period. Except as provided below, each option granted shall expire and all rights to purchase shares shall cease ten years and one day after the Date of Grant of the Nonqualified Stock Option or on such other date as may be fixed by the Committee. In the event of a plan termination or Company reorganization, Nonqualified Stock Options shall be exercisable pursuant to the rules set forth in Sec. 5.5 and Sec. 6.6.



-------------------------------------
John G. Turner
Chairman and Chief Executive Officer
ReliaStar Financial Corp.